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                                                                    EXHIBIT 24.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this registration statement on Form S-8 (File No. 33-________) of our report, which includes an explanatory paragraph concerning a change in the method of accounting for income taxes in 1992 and changes in the methods of accounting for certain investments and amortization of goodwill in 1993, dated January 30, 1995, on our audits of the consolidated financial statements of PALFED, Inc. and subsidiaries as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993, and 1992, which report is included in the Company's Annual Report on Form 10-K for the year ending December 31, 1994. We also consent to the reference to our Firm under the caption "Interests of Named Experts and Counsel."


                                                        COOPERS & LYBRAND L.L.P.




Atlanta, Georgia
January 31, 1996